UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (661) 324-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPET	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Trio Petroleum Corp. (the “Company”) owns an approximate 82.75% working interest in the approximately 8,600-acre South Salinas Project (the “South Salinas Project”). Trio Petroleum LLC (“Trio LLC”) is a licensed operator in California and operates the South Salinas Project on behalf of the Company and of the other working interest partners pursuant to a joint operating agreement. Presidents Oilfield is a contiguous area of the South Salinas Project, which contains the HV-1 confirmation well.

Pursuant to express authorization from the Company, on April 19, 2023, Trio LLC entered into a Drilling Bid Proposal and Daywork Drilling Contract – U.S. (the “Drilling Contract”) with Ensign United States Drilling (California) Inc. (“Ensign”). Under the Drilling Contract, Ensign has agreed to perform drilling services for Trio LLC on a daywork basis to drill and complete the HV-1 confirmation well at Presidents Oilfield, with such work to begin on May 3, 2023. The Drilling Agreement covers an initial term that will terminate upon completion of the HV-1 confirmation well at a day rate of approximately $18,250 per day, with the option to extend the Drilling Agreement for additional wells upon mutual agreement. The Drilling Agreement requires Trio LLC to pay for drilling fluids and certain additional reimbursable costs related to the equipment and materials of Ensign, as applicable. The Drilling Agreement further requires Trio LLC to pay mobilization and demobilization fees of Ensign.

The foregoing summary of the Drilling Contract is qualified in its entirety by reference to the full text of the Drilling Contract, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On April 18, 2023, the Company entered into an investor relations agreement with Apollo Shareholder Relations Ltd. (“Apollo”) to provide investor relations services. Apollo provides investor communications and is based out of Victoria, British Columbia, which provides marketing, investor outreach, content creation and live events. Apollo is owned by several principals based in Victoria and Vancouver. To the knowledge of the Company, and at the time of entry into the agreement, no principal of Apollo held any securities in the Company. Both Apollo and its principals are arm’s length to the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Drilling Bid Proposal and Daywork Drilling Contract – U.S., by and between Trio Petroleum, LLC and Ensign United States Drilling (California) Inc., dated April 19, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIO PETROLEUM CORP.

Date: April 25, 2023	/s/ Frank Ingriselli
	Name:	Frank Ingriselli
	Title:	Chief Executive Officer and Director